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                                                                    EXHIBIT 4.37

                              AMENDED AND RESTATED
[SEAL]                      ARTICLES OF ORGANIZATION                      [SEAL]
                                       OF
                                 OGLE HAUS, LLC

     These Articles of Organization of OGLE HAUS, LLC (the "Company"), dated October 18, 1999, are being duly executed and filed by the undersigned person pursuant to the Indiana Business Flexibility Act, Indiana Code Section 23-18-1 et seq. (the "Act"):

                                    ARTICLE I
                                      NAME

     The name of the Company is hereby changed to "OGLE HAUS, LLC." The former name of the Company was OHIRC, LLC.

                                   ARTICLE II
                           REGISTERED OFFICE AND AGENT

     The street address of the Company's registered office in the State of Indiana at the time of filing these Articles of Organization is One Indiana Square, Suite 1800, Indianapolis, Indiana 46204, and the name of its registered agent at such office is John W. Boyd, Esq.

                                   ARTICLE III
                                TERM OF EXISTENCE

     The term of existence of the Company is perpetual, unless earlier dissolved in accordance with the Act or the Company's Operating Agreement as in effect from time to time hereafter.

                                   ARTICLE IV
                                   MANAGEMENT

     The Company is to be managed by its Members, in accordance with and with such powers, duties and liabilities as provided in the Company's Operating Agreement as in effect from time to time hereafter.

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     IN WITNESS WHEREOF, the undersigned person has executed these Amended and
Restated Articles of Organization as of the date first above written.

                            "Company"


                            /s/ R.D. Hubbard,
                            ----------------------------------------------------
                            R.D. Hubbard,
                            C.E.O. of Boomtown Hoosier, Inc.,
                            a Nevada Corporation,
                            in its capacity as the Managing Member of
                            Indiana Ventures, LLC,
                            a Nevada limited liability company and
                            the sole Member of Ogle Haus, LLC (f/k/a OHIRC, LLC)


This instrument prepared by John W. Boyd, Attorney-at-Law, JOHNSON, SMITH, PENCE & HEATH, LLP, One Indiana Square, Suite 1800, Indianapolis, Indiana 46204.